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                                                                  EXHIBIT 10.39

                       SMITH & WESSON HOLDING CORPORATION

                                LOCK-UP AGREEMENT

                                December 15, 2006

Smith & Wesson Holding Corporation
2100 Roosevelt Avenue
Springfield, Massachusetts 01104

     Re: Smith & Wesson Holding Corporation - Lock-Up Agreement

Dear Sirs:

     In connection with (i) the issuance by Smith & Wesson Holding Corporation (the "COMPANY") of up to $80,000,000 principal amount of its 4% Convertible Senior Notes due 2026 (the "NOTES") pursuant to the Indenture to be dated December 15, 2006 (the "INDENTURE") by and between the Company and The Bank of New York, as trustee, which Notes will among other things be convertible into shares of common stock, par value $.001 per share (the "COMMON STOCK"), of the Company (as converted the "CONVERSION SHARES," and together with the Notes, each, a "SECURITY" and collectively, the "SECURITIES"), and (ii) the sale of the Notes pursuant to the Securities Purchase Agreement entered into by and among the Company and the investors named on the Schedule of Buyers attached thereto (the "BUYERS"), on the date hereof (the "SECURITIES PURCHASE AGREEMENT"), the undersigned agrees that, commencing on the date hereof and ending on the earlier to occur of (1) the date the Closing Sale Price (as defined in the Indenture) of the Common Stock has exceeded 150% of the Conversion Price (as defined in the Indenture) for five (5) consecutive Trading Days (as defined in the Indenture) and (2) 90 days from the Closing Date (as defined in the Securities Purchase Agreement) (the "LOCK-UP PERIOD"), the undersigned will not, without the written consent of Buyers' that purchased a majority of the Notes on the Closing Date (the "MAJORITY BUYERS"), (A) sell, offer to sell, contract or agree to sell, hypothecate, hedge, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder), or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Common Stock, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, (collectively, the "UNDERSIGNED'S SHARES").

     This Lock-Up Agreement shall not apply to (i) any shares of Common Stock acquired by the undersigned on the open market or otherwise after the Closing Date, (ii) any shares of Common Stock traded pursuant to a Rule 10b5-1 trading plan that are put into effect at least 30 days prior to the Closing Date, or
(iii) the pledge of shares of Common Stock in ordinary borrowing transactions involving less than 10% of the net value of the borrowing, provided that the pledgee agrees to be bound in writing by the restrictions set forth herein.

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     The foregoing restriction is expressly agreed to preclude the undersigned or any affiliate of the undersigned from engaging in, without the written consent of the Majority Buyers, any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if the Undersigned's Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned's Shares.

     Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clauses (i) and (ii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

     The undersigned understands and agrees that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

     This Lock-Up Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument.

     This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. In furtherance of the foregoing, the internal laws of the State of New York will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

     The Buyers shall be intended third party beneficiaries of this Agreement to the same extent as if they were parties hereto, and shall be entitled to enforce the provisions hereof. No provision of this Agreement may be amended without the written consent of the Majority Buyers.

                                        Very truly yours,

                                        ----------------------------------------
                                        Exact Name of Stockholder


                                        ----------------------------------------
                                        Authorized Signature

                                        ----------------------------------------
                                        Title


Agreed to and Acknowledged:

SMITH & WESSON HOLDING CORPORATION


By:
    ---------------------------------
Name:
      -------------------------------
Title:
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